EXHIBIT 99.1

Oil States Announces Plan to Spin-Off Accommodations Business Into Separate Publicly Traded Company

HOUSTON, July 30, 2013 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) today announced that, consistent with the Company's strategy to enhance shareholder value, the board of directors has unanimously approved a plan to spin-off the Accommodations business into a standalone, publicly traded company. Oil States believes that the proposed spin-off of its Accommodations business can be executed through a tax-free distribution to Oil States shareholders during or before the summer of 2014.

"In recent years we have successfully grown Oil States and created significant value for shareholders, and we believe that the spin-off of the Accommodations business could further that shareholder value creation," said Cindy B. Taylor, Oil States' President and Chief Executive Officer. "The proposed spin-off transaction will result in two distinct companies, each positioned to succeed as a focused global enterprise while continuing to benefit from the size and scale of its high-quality asset base, innovative technology and significant free cash flow generation."

The proposed spin-off will result in two standalone companies:

  Oil States will be focused on delivering technology and solutions to the growing deepwater and shale play markets.
  Oil States currently has three business segments other than accommodations: offshore products, well site services and tubular services.
  The offshore products segment primarily focuses on the deepwater capital equipment market.
  Both the well site services and tubular services segments primarily focus on drilling and completion activity in the U.S. shale play regions.
  The Accommodations business, which will be renamed prior to separation, will be a leading integrated provider of remote site accommodations services principally for temporary and permanent workforce housing, offering customers a turn-key solution for workforce accommodations, food services, facility management and water and wastewater services.
  The Accommodations business, as a standalone entity, will focus on continued growth through contracted room expansions in its existing Canadian oil sands, Australian mining and U.S. shale play markets as well as expand into new regions within Canada and Australia and around the world.
  The Accommodations business will initially be spun-off as a C-Corporation, which offers a faster path to separation. The Accommodations business will continue to assess the feasibility and advisability of a potential future conversion into a real estate investment trust (REIT).
  The earliest that a conversion of the standalone Accommodations business into a REIT could occur is during the first quarter of 2015, but there can be no assurance that the ongoing evaluation process with respect to the Accommodations business will lead to a REIT conversion or any other transaction, or that if any transaction is further pursued, that it will be consummated.

Following the proposed spin-off transaction, both companies will be well positioned with strong balance sheets and experienced management teams to continue to invest and deliver value to shareholders.

To facilitate the proposed spin-off transaction, work has begun to determine the detailed allocation of assets and liabilities, the management and governance of the companies and the mechanics of completing the spin-off. The completion of the spin-off will be subject to market conditions, the receipt of an affirmative IRS ruling or independent tax opinion, completion of a review by the U.S. Securities and Exchange Commission of a Form 10 to be filed by the Accommodations business, the execution of separation and intercompany agreements and final approval of the Oil States board of directors. The spin-off will not be subject to a shareholder vote.

Lazard is serving as financial advisor to the Company, and Vinson & Elkins LLP is serving as its legal advisor.

Oil States International, Inc. is a diversified oilfield services company and is a leading integrated provider of remote site accommodations with prominent market positions in the Canadian oil sands and the Australian mining regions. Oil States is also a leading manufacturer of products for deepwater production facilities and subsea pipelines as well as a provider of completion services, oil country tubular goods distribution and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol OIS.

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, risks associated with the execution of the proposed spin-off, including that the spin-off is subject to market conditions, the receipt of an affirmative IRS ruling, completion of a review by the U.S. Securities and Exchange Commission of a Form 10 to be filed by the Accommodations business, the execution of separation and intercompany agreements and final board approval of the Oil States board of directors, risks associated with the operation of the two companies as stand-alone entities following the proposed spin-off transaction, and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2012 filed by Oil States with the SEC on February 20, 2013 and the "Risk Factors" section of the Form 10-Q for the three months ended March 31, 2013 filed by Oil States with the SEC on April 25, 2013.

CONTACT: Bradley J. Dodson
         Oil States International, Inc.
         713-652-0582

         Patricia Gil
         Oil States International, Inc.
         713-470-4860